Exhibit 99.1

Press Release

INTERACTIVE DATA REPORTS SECOND-QUARTER 2013 RESULTS

BEDFORD, Mass – July 29, 2013 – Interactive Data Corporation today reported its financial results for the second quarter ended June 30, 2013. Interactive Data’s second-quarter 2013 revenue increased 1.7% to $225.1 million from $221.2 million in the second quarter of 2012. Excluding the impact of changes in foreign exchange rates, Interactive Data’s organic (non-GAAP) second-quarter 2013 revenue grew 2.5% from the same quarter last year.

Interactive Data’s second-quarter 2013 income from operations was $49.6 million, a 29.5% increase over income from operations of $38.3 million in the same quarter one year ago. Non-GAAP adjusted EBITDA (which excludes items that are either not part of the Company’s ongoing core operations, or do not require a cash outlay, or are not otherwise expected to recur in the ordinary course) for the second quarter of 2013 increased 3.0% to $88.3 million from $85.7 million in the same quarter one year ago.

“In the face of market conditions that have remained suboptimal, we grew organic revenue, adjusted EBITDA and free cash flow during the second quarter of 2013,” stated Mason Slaine, Interactive Data’s chairman, president and chief executive officer. “Our organic revenue growth in the second quarter of 2013 reflects continued strength in our Pricing and Reference Data segment. We produced strong adjusted EBITDA margins and free cash flow as we balanced prudent expense management with investments to drive product innovation and reengineer our technical infrastructure. In particular, our investment in key product development programs across our business has enabled us to bring a number of enhanced offerings to the marketplace over the past several months, and we are pleased with the response from customers and prospects thus far.”

Segment Reporting and Related Operating Highlights

Pricing and Reference Data Segment:

•

Interactive Data’s Pricing and Reference Data segment reported second-quarter 2013 revenue of $160.1 million, a 3.7% increase over $154.3 million in the second quarter of 2012. Excluding the impact of changes in foreign exchange rates, second-quarter 2013 organic (non-GAAP) revenue for this segment increased by 4.6% from the same quarter last year. The second-quarter 2013 organic revenue performance primarily reflects continued demand for its evaluated pricing and reference data services product areas in the U.S. over the past several quarters. Over the past several months, this segment expanded its relationships with a number of strategic accounts including Vanguard, which is using Interactive Data to provide indicative net asset values for Vanguard’s European domiciled exchange traded funds. Other second-quarter 2013 highlights included the addition of Hubert Holmes, an experienced industry executive, as managing director of reference data, and key product platforms such as Vantage and BondEdge receiving awards for product excellence and innovation.

Trading Solutions Segment:

•

Interactive Data’s Trading Solutions segment generated second-quarter 2013 revenue of $65.0 million, compared with $66.9 million in the same quarter last year. Excluding the impact of changes in foreign exchange rates, second-quarter 2013 organic (non-GAAP) revenue for this segment declined by 2.3% due to lower revenue in both of the segment’s product areas. Despite challenging market conditions, this segment completed several significant sales during the quarter and achieved a number of product development milestones across the segment. Key product highlights included substantial enhancements to the FutureSource workstation, a new suite of application programming interfaces to support its Consolidated Feed and a new mobile tablet version of Market-Q real-time streaming market data desktop.

Other Second-Quarter 2013 Financial Highlights

Effects of Foreign Exchange:

•	The net effect of foreign exchange on second-quarter 2013 income from operations was immaterial.

Balance Sheet Highlights:

•

As of June 30, 2013, Interactive Data had cash, cash equivalents and short-term investments of $289.3 million, compared with $235.9 million last quarter, $266.1 million at the same time last year and $248.2 million at the end of 2012. The Company’s total debt outstanding as of June 30, 2013 was approximately $2.0 billion.

First-Half 2013 Results

•

For the first six months ended June 30, 2013, Interactive Data reported revenue of $448.6 million, an increase of $10.8 million, or 2.5%, from $437.8 million in the same period last year. Excluding the effects of foreign exchange, organic revenue grew by 3.1% during the first half of 2013.

•

Interactive Data’s first-half 2013 income from operations was $93.0 million, compared with income from operations of $67.4 million in the same period one year ago. For the first half of 2013, non-GAAP adjusted EBITDA (which excludes items that are not part of the Company’s ongoing core operations, or do not require a cash outlay, or are not otherwise expected to recur in the ordinary course) increased 5.7% to $171.4 million from $162.2 million in the same period one year ago.

Conference Call Information

Interactive Data Corporation will host a conference call to discuss the Company’s second-quarter 2013 results on Tuesday, July 30, 2013 at 8:30 a.m. ET. The dial-in number for the conference call is (785) 424-1826 and the related access code is IDCQ213. For those who cannot listen to this broadcast, a replay of the call will be available from July 30 at 12:00 p.m. until Tuesday, August 6, 2013 at 12:00 p.m., and it can be accessed by dialing (402) 220-0398 or (800) 839-1162 (no access code is required).

Non-GAAP Information

In addition to presenting our results in accordance with generally accepted accounting principles (GAAP), we also disclose the following non-GAAP information:

•

Management includes information regarding organic revenue. Organic revenue excludes the effects of foreign currency exchange rates, adjustments related to the amortization of acquisition-related deferred revenue, and, if applicable, the contribution of businesses recently acquired (and related intercompany eliminations as appropriate). Management believes reporting organic revenue facilitates period-to-period comparisons, and provides a better understanding of underlying business trends and our future revenue growth prospects.

•

Management includes organic revenue for our Pricing and Reference Data, and Trading Solutions segments because management believes this additional level of detail provides further insight into underlying performance trends.

•

Management includes information regarding earnings before interest, income taxes, depreciation and amortization (EBITDA). We also include information regarding adjusted EBITDA, which we define as earnings before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges and benefits, adjustments related to the amortization of acquisition-related deferred revenue, and other non-cash, non-operational or non-recurring items. In addition, management also includes information regarding pro forma adjusted EBITDA. We define this metric as earnings, excluding all of the above factors as well as other adjustments permitted under the Company’s senior secured credit facilities. Management considers these measures to be important indicators of the Company’s operational profitability and cash generation strength and a good measure of the Company’s historical operating trend because it eliminates items that are either not part of the Company’s ongoing core operations, do not require a cash outlay, or are not otherwise expected to recur in the ordinary course of business. In addition, the Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities.

•

Management includes information regarding free cash flow, which we define as adjusted EBITDA less capital expenditures. Management considers free cash flow as another important measure of the Company’s cash generation strength that supports the Company’s ability to repay its debt obligations and invest in future growth through new business development activities or acquisitions.

•

Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making, and for forecasting and planning purposes. In addition, management also considers pro forma adjusted EBITDA to be an important indicator which can be used for the purpose of analyzing covenant compliance under the Company’s senior secured credit facilities.

•

The non-GAAP financial measures of the Company’s results of operations included in this press release should not be considered in isolation from comparable measures determined in accordance with GAAP. The non-GAAP financial measures are not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the comparable GAAP financial measures are set forth in the accompanying tables. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Forward-looking and Cautionary Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements include all statements that are not historical statements and include our statements discussing our goals, beliefs, strategies, objectives, plans, future financial conditions, future challenges and opportunities. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, under the caption “Risk Factors.” The Company’s Annual Report on Form 10-K is on file with the Securities and Exchange Commission and available in the “Investors” section of our Website under the heading “SEC Filings.” Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: (i) the implementation of strategies designed to improve revenue and profit growth; (ii) the impact of cost-cutting pressures across the industries we serve; (iii) general worldwide economic conditions and related uncertainties; (iv) consolidation of financial services companies, within and across industries, or the failure of financial institutions; (v) decline in activity levels in the securities markets, weak or declining financial performance of market participants or the failure of market participants; (vi) the intensity of competition we face; (vii) a prolonged outage at one of our data centers or other major disruptions of our computer operations or those of our suppliers; (viii) our ability to maintain relationships with our key suppliers and providers of market data; (ix) our ability to maintain our relationships with service bureaus and custodian banks and our other customers; (x) the need to develop new products and adapt to legal, regulatory, technology or other change; (xi) our cost-savings plans may not be effective or yield the expected efficiencies or may take longer than anticipated; (xii) risks related to our substantial leverage, including our ability to raise additional capital to fund operations or react to changes in the economy or our industry, and our exposure to interest rate risk on our variable rate debt (to the extent the risk is not mitigated by the interest rate hedge and cap arrangements that we may have in place from time to time); (xiii) our ability to negotiate and enter into strategic acquisitions or alliances on favorable terms, if at all, (xiv) our ability to realize the anticipated benefits from any strategic acquisitions or alliances that we enter into; (xv) we are subject to regulatory oversight and we provide services to financial institutions that are subject to regulatory oversight; (xvi) certain of our subsidiaries are subject to complex regulations and licensing requirements; (xvii) the risks of doing business internationally; (xviii) intellectual property related risks, including any allegations that we infringe the intellectual property rights of others; and (xix) our ability to attract and retain qualified management and other key personnel. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

About Interactive Data Corporation

Interactive Data Corporation is a trusted leader in financial information. Thousands of financial institutions and active traders, as well as hundreds of software and service providers, subscribe to our fixed income evaluations, reference data, real-time market data, trading infrastructure services, fixed income analytics, desktop solutions and web-based solutions. Interactive Data’s offerings support clients around the world with mission-critical functions, including portfolio valuation, regulatory compliance, risk management, electronic trading and wealth management. Interactive Data is headquartered in Bedford, Massachusetts and has over 2,500 employees in offices worldwide.

For more information, please visit www.interactivedata.com.

COMPANY CONTACTS
Investors:	Media:
Andrew Kramer	Brian Willinsky
781-687-8306	339-203-0769
andrew.kramer@interactivedata.com	brian.willinsky@interactivedata.com

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
REVENUE	$225,110	$221,243	$448,614	$437,775

COSTS AND EXPENSES:
Cost of services	72,903	73,789	146,793	148,463
Selling, general and administrative	62,268	64,475	126,001	133,083
Depreciation	10,793	10,160	21,839	19,804
Amortization	29,546	34,517	60,976	69,074

Total costs and expenses	175,510	182,941	355,609	370,424

INCOME FROM OPERATIONS	49,600	38,302	93,005	67,351

Interest expense, net	(34,210)	(37,168)	(69,419)	(74,992)
Other income, net	14	28	347	275
Loss on extinguishment of debt	—	—	(10,213)	—

INCOME (LOSS) BEFORE INCOME TAXES	15,404	1,162	13,720	(7,366)

Income tax expense (benefit)	369	1,055	(447)	1,319

NET INCOME (LOSS)	$15,035	$107	$14,167	$(8,685)

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Assets:
Cash and cash equivalents	$277,667	$224,597
Short-term investments	11,634	23,581
Accounts receivable, net	144,808	134,855
Prepaid expenses and other current assets	20,989	25,021
Income tax receivable	6,251	6,253
Deferred income taxes	23,689	23,396

Total current assets	485,038	437,703

Property and equipment, net	153,628	142,920
Goodwill	1,613,575	1,640,541
Intangible assets, net	1,599,060	1,690,652
Deferred financing costs, net	37,145	44,854
Other assets	5,915	5,638

Total Assets	$3,894,361	$3,962,308

LIABILITIES AND EQUITY

Liabilities:
Accounts payable, trade	$15,635	$17,323
Accrued liabilities	87,511	87,347
Borrowings, current	12,663	20,258
Interest payable	30,587	30,310
Income taxes payable	1,146	5,578
Deferred revenue	27,831	22,608

Total current liabilities	175,373	183,424

Income taxes payable	10,337	10,992
Deferred tax liabilities	594,981	604,322
Other liabilities	55,666	57,816
Borrowings, net of current portion and original issue discount	1,955,469	1,941,887

Total Liabilities	2,791,826	2,798,441

Equity:
Common stock	—	—
Additional paid-in-capital	1,241,752	1,253,821
Accumulated loss	(108,395)	(122,562)
Accumulated other comprehensive (loss) income	(30,822)	32,608

Total Equity	1,102,535	1,163,867

Total Liabilities and Equity	$3,894,361	$3,962,308

INTERACTIVE DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Six Months Ended June 30,
	2013	2012

Cash flows from operating activities:
Net Income (Loss)	$14,167	$(8,685)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	82,815	88,878
Amortization of deferred financing costs and accretion of notes discounts	8,140	8,929
Deferred income taxes	(2,944)	(12,569)
Non-cash stock-based compensation	1,726	1,705
Non-cash interest expense	753	753
Provision for doubtful accounts and sales credits	1,364	1,998
Loss on dispositions of fixed assets	9	13
Loss on extinguishment of debt	10,213	—
Portion of insurance settlement related to property and equipment	(2,485)	—
Changes in operating assets and liabilities, net	(8,411)	(12,048)

NET CASH PROVIDED BY OPERATING ACTIVITIES	105,347	68,974

Cash flows from investing activities:
Purchase of property and equipment	(33,881)	(31,890)
Proceeds of insurance settlement related to property and equipment	2,485	—
Purchase of short-term investments	(3,335)	(17,548)
Proceeds from the sale of short-term investments	14,236	—

NET CASH USED IN INVESTING ACTIVITIES	(20,495)	(49,438)

Cash flows from financing activities:
Principal payments on long-term debt	(3,649)	(32,029)
Principal payments on capital leases	(198)	(171)
Payment of long-term debt issuance costs, net of proceeds	(1,009)	—
Payment of interest rate cap	(831)	(832)
Dividend to parent company	(14,277)	—
Capital contribution resulting from exercise of parent company stock options	—	637
Capital reduction resulting from cash distribution to option holders	(322)	—

NET CASH USED IN FINANCING ACTIVITIES	(20,286)	(32,395)

Effect of change in exchange rates on cash and cash equivalents	(11,496)	(660)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	53,070	(13,519)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	224,597	262,152

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$277,667	$248,633

RECONCILIATION OF NON-GAAP MEASURES

Total Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	Change	2013	2012	Change

Revenue	$225,110	$221,243	1.7%	$448,614	$437,775	2.5%
Total effects of foreign exchange	1,682	—	—	2,574	—	—

Total organic (non-GAAP) revenue	$226,792	$221,243	2.5%	$451,188	$437,775	3.1%

Interactive Data Pricing and Reference Data Segment

Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	Change	2013	2012	Change
Pricing and Reference Data Revenue	$160,103	$154,337	3.7%	$317,579	$303,997	4.5%
Effects of foreign exchange	1,329	—	—	2,040	—	—

Total organic (non-GAAP) revenue	$161,432	$154,337	4.6%	$319,619	$303,997	5.1%

Interactive Data Trading Solutions Segment

Organic (Non-GAAP) Revenue

(Revenue Before Effects of Deferred Revenue Adjustment and Foreign Exchange)

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	Change	2013	2012	Change
Trading Solutions Revenue
Real-Time Feeds and Trading Infrastructure Services	$27,034	$27,638	-2.2%	$54,636	$54,865	-0.4%
Hosted Web Applications and Workstations	37,973	39,268	-3.3%	76,399	78,913	-3.2%

Total Trading Solutions Revenue	$65,007	$66,906	-2.8%	$131,035	$133,778	-2.1%
Effects of foreign exchange	353	—	—	534	—	—

Total organic (non-GAAP) revenue	$65,360	$66,906	-2.3%	$131,569	$133,778	-1.7%

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net Income (Loss)	$15,035	$107	$14,167	$(8,685)
Interest expense	34,210	37,168	69,419	74,992
Other income, net	(14)	(28)	(347)	(275)
Income tax expense (benefit)	369	1,055	(447)	1,319
Depreciation and amortization	40,339	44,677	82,815	88,878

EBITDA	$89,939	$82,979	$165,607	$156,229

Adjustments:
Non-cash stock-based compensation	874	874	1,726	1,705
Other non-recurring charges[2]	818	351	12,600	1,160
Other (income) charges[3]	(3,335)	1,534	(8,497)	3,066

Total Adjustments	(1,643)	2,759	5,829	5,931

Adjusted EBITDA	$88,296	$85,738	$171,436	$162,160

Adjusted EBITDA Margin[4]	39.2%	38.8%	38.2%	37.0%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500	15,000	15,000

Pro Forma Adjusted EBITDA	$95,796	$93,238	$186,436	$177,160

Pro Forma Adjusted EBITDA Margin[4]	42.6%	42.1%	41.6%	40.5%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.

[2]

Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt ($10.2 million in the six months ended June 30, 2013), facility consolidation costs, and certain severance and retention expenses.

[3]

Other (income) charges include insurance recoveries, management fees, earn-out revaluation expense, non-cash foreign exchange expense, acquisition-related adjustments, professional fees related to the registration of the Company’s debt securities, and other costs. The primary changes from 2012 to 2013 are driven by the non-cash foreign exchange expense and insurance recoveries related to Hurricane Sandy.

[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by dividing each EBITDA measure by total revenue.
[5]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

Trailing Four Quarters and Trailing Twelve Months

Quarterly Non-GAAP Adjusted EBITDA and Non-GAAP Pro Forma Adjusted EBITDA1

(In thousands, except margin data)

	Three Months Ended				Trailing Twelve Months Ended
	September 30,	December 31,	March 31,	June 30,	June 30,
	2012	2012	2013	2013	2013
Net Income (Loss)	$18,042	$(8,340)	$(868)	$15,035	$23,869
Interest expense	37,372	37,162	35,209	34,210	143,953
Other income, net	(329)	(220)	(333)	(14)	(896)
Income tax (benefit) expense	(18,357)	(830)	(816)	369	(19,634)
Depreciation and amortization	44,812	45,806	42,476	40,339	173,433

EBITDA	$81,540	$73,578	$75,668	$89,939	$320,725

Adjustments:
Non-cash stock-based compensation	875	11,528	852	874	14,129
Other non-recurring charges[2]	1,067	6,126	11,782	818	19,793
Other charges (income)[3]	3,335	2,420	(5,162)	(3,335)	(2,742)

Total Adjustments	5,277	20,074	7,472	(1,643)	31,180

Adjusted EBITDA	$86,817	$93,652	$83,140	$88,296	$351,905

Adjusted EBITDA Margin[4]	39.8%	41.8%	37.2%	39.2%	39.5%

Other Adjustments
Pro forma cost savings[5]	7,500	7,500	7,500	7,500	30,000

Pro Forma Adjusted EBITDA	$94,317	$101,152	$90,640	$95,796	$381,905

Pro Forma Adjusted EBITDA Margin[4]	43.3%	45.1%	40.6%	42.6%	42.9%

[1]

Interactive Data’s adjusted EBITDA excludes items that are either not part of the Company’s ongoing core operations, do not require a cash outlay or are not otherwise expected to recur in the ordinary course. In addition to excluding the aforementioned items, Interactive Data’s pro forma adjusted EBITDA also reflects other adjustments permitted under the Company’s senior secured credit facilities. The Company’s pro forma adjusted EBITDA measure is based on the definition of EBITDA set forth in the agreements governing the Company’s senior secured credit facilities. Please note that the sum of certain amounts may not equal the total due to rounding.

[2]

Other non-recurring charges include the impact of the deferred revenue adjustment, the loss on extinguishment of debt ($10.2 million in the six months ended June 30, 2013), facility consolidation costs, and certain severance and retention expenses.

[3]

Other (income) charges include insurance recoveries, management fees, earn-out revaluation expense, non-cash foreign exchange expense, acquisition-related adjustments, professional fees related to the registration of the Company’s debt securities, and other costs. The primary changes from 2012 to 2013 are driven by the non-cash foreign exchange expense and insurance recoveries related to Hurricane Sandy.

[4]	Adjusted EBITDA margin and pro forma adjusted EBITDA margin are calculated by dividing each EBITDA measure by total revenue.
[5]

Pro forma cost savings of up to a maximum of $30 million annually is an adjustment permitted under the Company’s credit agreements for activities that may include, but are not limited to, the consolidation of a number of legacy organizational silos, technology platforms and content databases.

Non-GAAP Free Cash Flow

(In thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2013	2012	Change	2013	2012	Change
Adjusted EBITDA	$88,296	$85,738	3.0%	$171,436	$162,160	5.7%
Capital Expenditures	17,527	17,270	1.5%	33,881	31,890	6.2%

Free Cash Flow	$70,769	$68,468	3.4%	$137,555	$130,270	5.6%